EXHIBIT 10.6(a)
1st Amendment to Service Agreement
between
Columbia Sussex Corporation
and
JMBS Casino, LLC
The first amendment dated November 6, 2006, amends the Service Agreement between Columbia Sussex Corporation (CSC) and JMBS Casino, LLC (JMBS) originally dated August 26, 2004.
Whereas, the parties desire to amend the original agreement.
Now therefore, the parties agree to amend paragraphs 3 and 5 as follows:
Paragraph 2 — Term and extension is amended to strike “or CSC” providing only JMBS termination rights.
Paragraph 3 — Duties, is amended to include the services listed in Exhibit I of this amendment, in addition to the services listed in paragraph 3.
Paragraph 5 — Compensation is amended to provide for annual increases in the monthly fee, currently $10,000 per monthly, on each January 1st. The fee shall increase by 3% each year commencing January 1, 2008.
In witness whereof, CSC and JMBS have caused this First Amendment to be executed in their corporate names by officers having the authority to do same as of November 6, 2006

JMBS Casino, LLC		Columbia Sussex Corporation

By:	/s/ Joseph A. Yung	By:	/s/ Theodore R. Mitchel
	Joseph A. Yung		Theodore R. Mitchel
	Manager		Secretary/Treasurer